Registration No. 333-76755



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                    Kansas                          48-0457967
        (State or other jurisdiction             (I.R.S. Employer
     of incorporation or organization)          Identification No.)

            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ------------------------

                               SPRINT CORPORATION
                       1988 EMPLOYEES STOCK PURCHASE PLAN
                            (Full title of the Plan)
                            ------------------------

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------







     This Registration Statement as originally filed related to the offering of 2,082,354 shares of FON Common Stock and 1,041,177 shares of PCS Common Stock issuable under the 1988 Employees Stock Purchase Plan. No shares of FON Common Stock were issued before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving all 2,082,354 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock under the registration statement to 4,164,708 shares of FON Common Stock. No shares of PCS Common Stock were issued before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving all 1,041,177 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock under the Registration Statement to 2,082,354 shares of PCS Common Stock.

     The 2,082,354 shares of PCS Common Stock were issued before the PCS Common Stock and the FON Common Stock were recombined on April 23, 2004. In addition, the 4,164,708 shares of FON Common Stock have been issued. Therefore, no shares of FON Common Stock or PCS Common Stock remain available under the Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

 24.      Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 2nd day of July, 2004.

                                     SPRINT CORPORATION



                                     By  /s/ Claudia S. Toussaint
                                     (Claudia S. Toussaint, Vice President)




     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                   Date

                        Chairman of the Board and       )
G. D. FORSEE*           Chief Executive Officer         )
                        (Principal Executive Officer)   )
                                                        )
                                                        )
                        Executive Vice President        )
ROBERT J. DELLINGER*    - Chief Financial Officer       )
                        (Principal Financial Officer)   )
                                                        )
                                                        )
                        Senior Vice President and       )
J. P. MEYER*            Controller                      )
                        (Principal Accounting Officer)  )
                                                        )
                                                        ) July 2, 2004
                                                        )
DUBOSE AUSLEY*          Director                        )
                                                        )
_____________________                                   )
(Gordon M. Bethune)     Director                        )
                                                        )
                                                        )
E. LINN DRAPER, JR. *   Director                        )
                                                        )
_____________________                                   )
(Deborah A. Henretta)   Director                        )
                                                        )

                                                        )
I. O. HOCKADAY, JR.*    Director                        )
                                                        )
                                                        )
L. K. LORIMER*          Director                        )
                                                        )
                                                        )
C. E. RICE*             Director                        )
                                                        )
                                                        )
LOUIS W. SMITH*         Director                        )
                                                        )  July 2, 2004
                                                        )
GERALD L. STORCH*       Director                        )
                                                        )





/s/ Claudia S. Toussaint
---------------------------

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with this
     Amendment to the Registration
     Statement No. 333-76755.

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

 24.      Power of Attorney.